EXHIBIT 21.1
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LIST  OF  SUBSIDIARIES  OF  THE  COMPANY
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National  N-Viro  Tech.,  Inc.  (Ohio)
Midwest  N-Viro,  Inc.  (Illinois)
Tennessee-Carolina  N-Viro,  Inc.  (Tennessee)
N-Viro  Soil  South,  Inc.  (Florida)
N-Viro  Honolulu,  Inc.  (Hawaii)
Pan-American  N-Viro,  Inc.  (Delaware)
BioCheck  Laboratories,  Inc.  (Ohio)
American  N-Viro  Resources,  Inc.  (Ohio)

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